EXHIBIT 99


For Immediate Release

      Greg Manning Auctions Announces Record Second Quarter for Fiscal 2004 Aggregate Sales $59.7 Million, Revenue $53.2 Million, Net Profit $4.0 Million
                              - All Quarter Records


West Caldwell, New Jersey, February 3, 2004 - Greg Manning Auctions, Inc. (Nasdaq: GMAI) announced today that the company's financial results for the second quarter of fiscal 2004 exceeded its forecasts and set records for the company's quarterly performance. For the period ending December 31, 2003, aggregate sales rose 154% to $59.7 million from $23.5 million in last year's second quarter, revenue increased 174% to $53.2 million from $19.4 million, and net profit rose to $4.0 million versus a loss of $1.0 million. Earnings per share on a fully diluted basis were 14(cent) compared to a loss of 8(cent) per share in the second quarter of fiscal 2003. EBITDA earnings on a fully diluted basis were 24(cent) per share for the second quarter.

First Vice Chairman, CEO and President Greg Manning stated, "Our second-quarter performance well exceeded the high end of our projections, which we believe reflects the synergies achieved through our European and Asian expansion. Our results also illustrate the solid foundation our sole source contracts with our major shareholder, Afinsa Bienes Tangibles, S.A. of Madrid, Spain, provide to GMAI. The Afinsa contract accounted for 30% of our aggregate sales in the first half of the fiscal year. Our auction businesses and rare coin operations in the U.S. also experienced considerable internal growth during the period, positively impacting our second quarter results."

"Historically, the second half results of our fiscal year have surpassed the initial six-month results. This year, with a number of major auctions already scheduled globally from January through June, we anticipate very active and profitable third and fourth quarters. As a result of these many factors, I believe GMAI is very well positioned for the second half of our fiscal year and continued long term growth."

Larry Crawford, Chief Financial Officer, commented, "Our third quarter auction line-up includes important auction sales to be held by the group's companies in Germany, Hong Kong, New York, Spain and New Jersey, as well as auctions through Teletrade, one of our California-based

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subsidiaries, which holds digital telephone on-line coin auctions multiple times each week. In addition, we are expecting continued high volume in Spectrum Numismatics' wholesale and retail rare coin business."

For the first half of fiscal 2004, GMAI's aggregate sales totaled $100.9 million, up 92% from $52.7 million in the same period in fiscal 2003; revenue increased 96% to $87.7 million compared to $44.8 million for last year's same period. Net profit for the first half of fiscal 2004 was $6.5 million as compared to the $1.3 million net loss last year. EBITDA for the first half of fiscal year 2004 was $10.2 million compared to a net loss of $0.6 million last year.

Net profit per fully diluted share for the first six months of fiscal year 2004 totaled 28(cent) versus a loss of 10(cent) for the same period last year. EBITDA per fully diluted share for the first six months of fiscal year 2004 was 44(cent) compared to a loss of 5(cent) per share in the same period last year.

About Greg Manning Auctions, Inc.
---------------------------------
Greg Manning Auctions, Inc. (GMAI) is a global collectibles merchant and auction house network, with operations in North America, Europe, Asia, and on the Internet. This network was made possible in September 2003 when GMAI and AUCTENTIA effectively integrated their auction businesses, creating a GMAI-AUCTENTIA global collectibles auction network. In North America, GMAI is a leading traditional and electronic - Internet, interactive telephone, and Internet and live simulcast - auctioneer and merchant/dealer of collectibles. Coins, stamps, sports cards, and affordable fine art are offered at http://www.gregmanning.com and http://www.teletrade.com. In Europe, the companies affiliated with the network, formerly owned by AUCTENTIA or in which AUCTENTIA held a participation, are several of the leading auction houses:
Auctentia Subastas, S.L. of Madrid, Spain; Corinphila Auktionen AG (65%) of Zurich, Switzerland; and the Kohler group of auction companies of Berlin and Wiesbaden, Germany.

            Statements in this press release that relate to future plans, objectives, expectations, performance, events and the like are "forward-looking statements" within the meaning of the Private Securities Litigation Reform Act of 1995 and the Securities Exchange Act of 1934. Future events, risks and uncertainties, individually or in the aggregate, could cause actual results to differ materially from those expressed or implied in these statements. Factors that may cause such differences include changes in market conditions, changes in economic environment, competitive factors and the other factors discussed in the "forward-looking information" or "risk factors" sections included in GMAI's filings with the Securities and Exchange Commission, including GMAI's
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Annual Report on Form 10-K, Quarterly Reports on Form 10-Q, prospectuses and other documents that GMAI has filed with the Commission.


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                           GREG MANNING AUCTIONS, INC.
                      Consolidated Statements of Operations
                 For the Three and Six Months Ended December 31,
                        (thousands except per share data)
                                   (Unaudited)

                                                        Three Months Ended                Six Months Ended
                                                           December 31,                     December 31,
                                                       2002           2003              2002           2003
                                                    ---------      ---------          ---------      ---------

Aggregate Sales                                     $  23,502      $  59,658          $  52,655      $ 100,945

 Operating Revenues
   Sales of inventory                               $  18,452      $  30,885          $  42,827      $  52,408
   Sales of inventory - related party                    --           19,967               --           30,645
   Commissions earned                                     902          2,363              1,942          4,649
                                                    ---------      ---------          ---------      ---------
     Total Revenues                                    19,354         53,215             44,769         87,702

 Cost of merchandise sold                              17,072         39,824             39,869         66,849
                                                    ---------      ---------          ---------      ---------
   Gross profit                                         2,281         13,392              4,900         20,853

 Operating Expenses
   General and Administrative                           1,361          2,609              2,574          4,621
   Salaries and Wages                                   1,207          2,810              2,315          4,696
   Depreciation and Amortization                          119            226                244            370
   Marketing                                              362            560                711            940
                                                    ---------      ---------          ---------      ---------
   Total Operating Expenses                             3,049          6,204              5,844         10,627
                                                    ---------      ---------          ---------      ---------
     Operating Income (Loss)                             (768)         7,187               (944)        10,227
                                                    ---------      ---------          ---------      ---------

 Other Income (expense)                                  --                6               --               23
 Interest Income                                           37             70                 87             85
 Interest Expense                                        (239)          (168)              (451)          (377)
 Other Loss on investee                                  --             (500)              --             (500)
                                                    ---------      ---------          ---------      ---------
   Income (Loss) before income taxes                     (970)         6,595             (1,308)         9,457
 Provision for income taxes                              --            2,538               --            2,944
                                                    ---------      ---------          ---------      ---------

 Net Income (Loss)                                  $    (970)     $   4,057          $  (1,308)     $   6,514
                                                    =========      =========          =========      =========

EBITDA                                              $    (612)     $   6,989          $    (613)     $  10,205
                                                    =========      =========          =========      =========
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                                                    Three Months Ended               Six Months Ended
                                                       December 31,                     December 31,
                                                 2002             2003             2002             2003
                                                 ----             ----             ----             ----
Earnings per Share Schedule
---------------------------

 Net Income (Loss)                             $     (970)      $    4,057       $   (1,308)      $    6,514

EBITDA                                         $     (612)      $    6,989       $     (613)      $   10,205
                                               ==========       ==========       ==========       ==========


 Basic Earnings (Loss) per Share
   Weighted average shares outstanding             12,703           26,312           12,703           21,239
                                               ==========       ==========       ==========       ==========
   Basic Earnings (Loss) per share             $    (0.08)      $     0.15       $    (0.10)      $     0.31
                                               ==========       ==========       ==========       ==========
      EBITDA Earnings (Loss) per share         $    (0.05)      $     0.28       $    (0.05)      $     0.48
                                               ==========       ==========       ==========       ==========


 Diluted Earnings (Loss) per Share
   Weighted average shares outstanding             12,703           28,556           12,703           23,015
                                               ==========       ==========       ==========       ==========
   Diluted Earnings (Loss) per Share           $    (0.08)      $     0.14       $    (0.10)      $     0.28
                                               ==========       ==========       ==========       ==========
      EBITDA Earnings (Loss) per share         $    (0.05)      $     0.24       $    (0.05)      $     0.44
                                               ==========       ==========       ==========       ==========
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EBITDA Reconciliation Schedule

                                     Three Months Ended            Six months Ended
                                        December 31,                 December 31,
                                      2002        2003             2002         2003
                                    --------     -------         --------      ------

 Net Income (Loss):                 $  (970)     $ 4,057         $(1,308)       6,514
      Plus:
     Interest expense                   239          168             451          377
     Provision for income
     taxes                             --          2,538            --          2,944
     Depreciation                       119          226             244          370
                                    -------      -------         -------      -------
EBITDA                              $  (612)     $ 6,989         $  (613)      10,205
                                    =======      =======         =======      =======
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